November 10, 2025

Exodus Reports Third Quarter 2025 Results

Third Quarter 2025 Revenue of $30.3 million; Net Income of $17.0 million

OMAHA, Neb., November 10, 2025 (GLOBE NEWSWIRE) – Exodus Movement, Inc.(NYSE American: EXOD) ("Exodus"), a leading self-custodial cryptocurrency platform, today announced its unaudited results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights (Unaudited)

In USD millions, except percentages	Q3 2025	Q3 2024	% Change
Revenue	$30.3	$20.1	51%
Technology, development and user support	17.0	11.3	50%
General and administrative	14.9	8.5	75%
(Gain) loss on digital assets, net	(21.0)	0.4	(5,350%)
Net income	17.0	0.8	2,025%

In addition, the company announced earlier today that it has acquired Grateful, a stablecoin payments orchestrator for merchants enabling lower fees, instant access to funds and yields on balances.

“The logical next step in the revolution of stablecoins and digital asset-backed finance is to expand the benefits of stablecoin-based payments to both consumers and merchants, especially in underserved emerging markets,” said JP Richardson, CEO and co-founder of Exodus. “Through our acquisition of Grateful, we are acquiring a team whose technology and ethos aligns with our mission to place control of commerce and payments back in the hands of the public.”

Third Quarter Operational and Other Financial Highlights

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Exchange provider processed volume - $1.75 billion in Q3 2025, up 82% from Q3 2024 and up 27% from Q2 2025. Bitcoin, Tether (TRX Network), Tether (ETH Network), ETH, USDC, and SOL were the top assets traded in Q3 2025, at 16%, 13%, 13%, 11%, 6%, and 6% of volume, respectively.
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Exodus monthly active users - 1.5 million at end of Q3 2025, a decrease of 6% from 1.6 million as of September 30, 2024.

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Exodus quarterly funded users - 1.8 million at end of Q3 2025, an increase of 20% from 1.5 million as of September 30, 2024.
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Digital assets and liquid assets - $314.7 million, including 2,123 units of Bitcoin valued at $242.4 million, 2,770 units of Ether valued at $11.5 million, and $50.8 million in cash and cash equivalents, USD Coin (USDC), and Treasury bills as of September 30, 2025.
•
Full-time equivalent team members - approximately 210 as of September 30 2025, unchanged from the prior quarter.
•
Customer response time - average response time of less than 60 minutes in Q3.

“As we look to meaningfully expand our services and grow our user base, particularly in emerging markets such as Latin America, Grateful is a logical partner and acquisition,” added James Gernetzke, CFO of Exodus. “We’re excited to rapidly integrate their products into our overall technology stack.”

Q3 2025 Webcast

Exodus will host a webcast of its third quarter 2025 fiscal results beginning at 8:30 AM (Eastern Time) on November 10, 2025. To access the webcast, please use this link. It will also be carried on the Company’s website exodus.com/investors. Supplementary materials will also be made available prior to the webcast on the “Investor Relations” portion of the Company website, and a replay of the video webcast will be available following the live event for at least 90 days thereafter.

Upcoming Conferences

Exodus plans to attend the following events:

Tuesday, November 11th - Cantor Crypto & AI/Energy Infrastructure Conference (Miami, FL)

Thursday, November 13th - KBW Fintech Payments Conference (New York, NY)

Investor Contact
investors@exodus.com

Media Contact

Ryan Dicovitsky/Diana Bost, Dukas Linden Public Relations

exodus@dlpr.com

Disclosure Information

Exodus may use its website and the following social media outlets as distribution channels of material nonpublic information about the Company. Financial and other important information regarding the Company is routinely accessible through and posted on the following: websites exodus.com/investors and exodus.com, and social media: X (@exodus and JP Richardson’s feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “should,” “intend,” “believe,” “expect,” “likely,” “believes,” “views”, “estimates”, or other comparable terminology.

Forward-looking statements in this document include, but are not limited to, management statements regarding management’s confidence in our products, services, business trajectory and plans and expectations regarding demand for our products and the demand for and wide adoption and use of cryptocurrencies, regional adoption of blockchain technology, and integration of acquisitions. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as well as in our other reports filed with the SEC from time to time.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.